UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

(Rule 14c−101)

Information Statement Pursuant to Section 14(c) of the Securities

Exchange Act of 1934

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☐	Definitive Information Statement

ABTECH HOLDINGS, INC.

(Name of Registrant As Specified in Its Charter)

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4110 N. Scottsdale Road

Suite 235

Scottsdale, Arizona 85251

NOTICE OF CORPORATE ACTION TAKEN BY WRITTEN CONSENT

OF THE MAJORITY STOCKHOLDERS WITHOUT A SPECIAL MEETING OF THE STOCKHOLDERS

Dear Stockholders:

We are writing to advise you that, on October 29, 2018, the board of directors of Abtech Holdings, Inc., a Nevada corporation (the “Company,” “we” or “us”) approved resolutions, and on October 30, 2018, certain stockholders representing a majority of our outstanding voting capital approved by written consent the taking of all steps necessary to effect the following actions (the “Corporate Actions”):

1.	Amend the Company’s Articles of Incorporation filed with the Nevada Secretary of State (the “Articles of Incorporation”) to:

a.	increase the Company’s authorized common stock, par value $0.001 per share (the “Common Stock”) from 800,000,000 shares to 4,000,000,000 shares.

The amendment to the Articles of Incorporation will not be effective until the Company files the Certificate of Change with the Secretary of State of the State of Nevada (which will not occur until November 30, 2018 or thereafter (the “Effective Date”).

The accompanying Information Statement, which describes the Corporate Actions in more detail, is being furnished to our stockholders for informational purposes only, pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations prescribed thereunder. The consent that we have received constitutes the only stockholder approval required for the Corporate Actions under the Nevada Revised Statutes, our Articles of Incorporation, and Bylaws. Accordingly, the Corporate Actions will not be submitted to the other stockholders of the Company for a vote.

The record date for the determination of stockholders entitled to notice of the action by written consent is October 29, 2018. Pursuant to Rule 14c-2 under the Exchange Act, the Corporate Actions will not be implemented until at least twenty (20) calendar days after the mailing of this Information Statement to our stockholders. This Information Statement will be mailed on or about November 10, 2018 to stockholders of record on October 29, 2018.

No action is required by you to effectuate this action. The accompanying Information Statement is furnished only to inform our stockholders of the actions described above before they take effect in accordance with Rule 14c-2 promulgated under the Exchange Act.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

PLEASE NOTE THAT THE HOLDERS OF MORE THAN A MAJORITY OF OUR OUTSTANDING SHARES OF COMMON STOCK HAVE VOTED TO AUTHORIZE THE CORPORATE ACTIONS. THE NUMBER OF VOTES RECEIVED IS SUFFICIENT TO SATISFY THE STOCKHOLDER VOTE REQUIREMENT AND NO ADDITIONAL VOTES WILL CONSEQUENTLY BE NEEDED TO APPROVE THESE MATTERS.

By order of the Board of Directors,

/s/ Glenn R. Rink
President, Chief Executive Officer and Director
November __, 2018

ABTECH HOLDINGS, INC.

INFORMATION STATEMENT

CONCERNING CORPORATE ACTIONS AUTHORIZED BY WRITTEN CONSENT OF STOCKHOLDERS OWNING A MAJORITY OF SHARES OF VOTING SECURITIES ENTITLED TO VOTE THEREON

Abtech Holdings, Inc. (the “Company,” “we” or “us”) is furnishing this Information Statement to you to provide a description of actions taken by our Board of Directors (the “Board”) on October 29, 2018, and the holders of more than a majority of our outstanding voting capital stock (the “Majority Stockholders”) on October [30], 2018, in accordance with the relevant sections of the Nevada Revised Statutes of the State of Nevada (the “NRS”).

This Information Statement is being mailed on or about November 10, 2018 to stockholders of record on October 29, 2018 (the “Record Date”). This Information Statement is being delivered only to inform you of the corporate actions described herein before such actions take effect in accordance with Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). No action is requested or required on your part.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS’ MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.

PLEASE NOTE THAT THE HOLDERS OF MORE THAN A MAJORITY OF OUR OUTSTANDING SHARES OF COMMON STOCK HAVE VOTED TO AUTHORIZE THE CORPORATE ACTIONS. THE NUMBER OF VOTES RECEIVED IS SUFFICIENT TO SATISFY THE STOCKHOLDER VOTE REQUIREMENT AND NO ADDITIONAL VOTES WILL CONSEQUENTLY BE NEEDED TO APPROVE THESE MATTERS.

GENERAL DESCRIPTION OF CORPORATE ACTIONS

On October 29, 2018, the Board approved resolutions, and on October 30, 2018, the Majority Stockholders delivered executed written consents, authorizing and approving the taking of all steps necessary to effect the following actions (the “Corporate Actions”):

1.	Amend the Company’s Articles of Incorporation filed with the Nevada Secretary of State (the “Articles of Incorporation”) to:

a.	increase the Company’s authorized common stock, par value $0.001 per share (the “Common Stock”) from 800,000,000 shares to 4,000,000,000 shares (the “Authorized Capital Increase”).

OUTSTANDING SHARES AND VOTING RIGHTS

As of the Record Date, our authorized capitalization consisted of 800,000,000 shares of Common Stock, of which 504,872,558 shares were issued and outstanding.

Each share of Common Stock entitles its holder to one vote on each matter submitted to the Company’s stockholders. However, because the Majority Stockholders have consented to the Corporate Actions dated October 30, 2018, in lieu of a special meeting in accordance with 78.320 of the NRS, and because the Majority Stockholders have sufficient voting power to approve such actions through their ownership of Common Stock, no other stockholder vote will be solicited in connection with this Information Statement.

Amendment to the Company’s Articles of Incorporation

The Board and Majority Stockholders have approved an amendment to the Company’s Articles of Incorporation to affect the Corporate Actions. We intend to file a Certificate of Change (the “Certificate”) with the Secretary of State of the State of Nevada to amend the Articles of Incorporation to increase the authorized shares of Common Stock. Pursuant to Rule 14c-2 under the Exchange Act, the actions will not be effective, and the Certificate will not be filed, until twenty (20) days after the date this Information Statement is filed with the Securities and Exchange Commission (the “SEC”) and a copy thereof is mailed to each of the Company’s stockholders. It is presently contemplated that such filing will be made on or about November 30, 2018.

The Authorized Capital Increase

The purpose of the Authorized Capital Increase is to increase the number of shares of Common Stock available in order to have sufficient shares of common stock to enter into agreements to effect a conversion of certain debt obligations owed by the Company into shares of the Company’s Common Stock. The Board has approved general terms on which the proposed conversion would take place, including that the offer to convert outstanding debt will be available to all current holders of the Company’s debt and that the Company would convert all or a portion of such debt, at the lender’s option, into shares of the Company’s Common Stock at a purchase price of $0.00627 per share. The terms and conditions of any agreements entered into after the date of this Information Statement with holders of Company debt to convert such debt will be disclosed on a Form 8-K.

The Board determined that the conversion of these shares of Common Stock are in the best interests of the Company and its stockholders, and are necessary for the Company to continue its operations with sufficient cash to fund operating expenses and working capital requirements. Consequently, the Authorized Capital Increase will allow the Company to issue additional shares of common stock, including the shares expected to be issued to complete the closing of any debt conversion, which will have a dilutive effect on the rights of existing stockholders.

General

In addition to any potential debt conversion that may take place, the increase in the authorized number of shares of Common Stock will enable us to engage in (i) possible future financings and (ii) such other corporate purposes as the Board determines in its discretion. These corporate purposes may include future stock splits, stock dividends or other distributions, future financings, acquisitions and stock options and other equity benefits under possible new benefit plans.

Immediately after the Authorized Capital Increase, there will be 4,000,000,000 shares of our Common Stock available for issuance and 504,872,558 shares of our Common Stock issued and outstanding. The par value of our common stock will remain $0.001 share. The relative rights and limitations of the shares of Common Stock would remain unchanged under the Certificate.

The holders of shares of our Common Stock are not entitled to preemptive rights with respect to the issuance of additional shares of Common Stock or securities convertible into or exercisable for shares of Common Stock. Accordingly, the issuance of additional shares of our Common Stock or such other securities might dilute the ownership and voting rights of stockholders.

The proposed Certificate does not change the terms of the Common Stock. The additional shares of Common Stock for which authorization is sought will have the same voting rights, the same rights to dividends and distributions and will be identical in all other respects to the Common Stock now authorized.

EFFECTIVE DATE OF THE AMENDMENT

Pursuant to Rule 14c-2 under the Exchange Act, the Corporate Actions will not be effective until at least twenty (20) days after the date on which this Information Statement is filed with the SEC and a copy hereof has been mailed to each of the Company’s stockholders. The Company anticipates that this Information Statement will be mailed to our stockholders as of the Record Date on or about November 10, 2018. Therefore, the Company anticipates that the Authorized Capital Increase will be effective, and the Certificate amending our Articles of Incorporation will be filed with the Secretary of State for the State of Nevada, on or around November 30, 2018.

The Company has asked brokers and other custodians, nominees and fiduciaries to forward this Information Statement to the beneficial owners of the Company’s Common Stock and will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

INFORMATION ON CONSENTING STOCKHOLDERS

Pursuant to the Company’s Bylaws and the NRS, a vote by the holders of at least a majority of our outstanding capital stock is required to effect the Corporate Actions. Accordingly, the voting power representing not less than 252,436,279 shares of Common Stock is required to pass any stockholder resolutions. Pursuant to Chapter 78.320 of the NRS, the following stockholders holding an aggregate of 399,142,419 shares of Common Stock, or approximately 79.1% of the issued and outstanding shares of our Common Stock on the Record Date, delivered an executed written consent dated October 30, 2018, authorizing the Corporate Actions:

Name of Stockholder	Common Stock Held as of Record Date *	Percentage of Issued and Outstanding
Golden Properties Ltd.%	333,977,513	66.2%
Hugo Neu Corporation	65,164,906	12.9%
TOTAL	399,142,419	79.1%

*	The share amounts shown in this table include only the shares of common stock held by the consenting stockholders that are eligible to cast votes as of the Record Date and exclude any interests for which such stockholders may have beneficial ownership, but such interests are not eligible to cast votes.

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The table below sets forth the number of shares of our Common Stock beneficially owned as of the Record Date by each of our directors and each of our executive officers, the number of shares beneficially owned by all of our directors, directors nominees, and such executive officers as a group, and each person we know to be the beneficial owner of more than 5% of the outstanding Common Stock.

Beneficial ownership is determined in accordance with Rule 13d-3 under the Exchange Act, and generally includes voting or investment power over securities. Under this rule, a person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days of the Record Date upon the exercise of options and warrants and upon the conversion of debt to Common Stock. Each beneficial owner’s percentage ownership is determined by assuming that all options, warrants and convertible debt held by such person that are exercisable or convertible into shares of Common Stock within 60 days of the Record Date, have been exercised or converted. The table and footnotes also include information about such options, warrants and debt instruments.

Unless otherwise noted, the address of each person named in the table is 4110 N. Scottsdale Road, Suite 235, Scottsdale, AZ 85251.

		Common Stock
Name of Beneficial Owner	Footnote Reference	Amount and Nature of Beneficial Ownership**	Percent of Class Owned
Directors and Executive Officers:
Glenn R. Rink	1	4,341,861	*
William S. Brennan	2	286,591	*
David Greenwald	3	1,200,711	*
A. Judson Hill	4	254,199	*
Dipak P. Jogia		-	-
Lane J. Castleton	5	449,885	*
Jeffrey L. Gutierrez		-
All directors and executive officers as a group (7 persons)		6,533,247	1.3%

5% Holders:
Golden Properties Ltd. #500, 1177 West Hastings Street Vancouver, BC V6E 2K3	6	340,615,430	66.6%
Hugo Neu Corporation 120 5th Avenue New York, NY 10011	7	67,704,906	13.3%

*	Percent of class owned is less than 1%.

**	Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act. Pursuant to the rules of the SEC, shares of Common Stock which an individual or group has a right to acquire within 60 days pursuant to the exercise of options or warrants are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be beneficially owned and outstanding for the purpose of computing the percentage ownership of any other person shown in the table.

(1)	Includes options to purchase 1,168,476 shares of Company Common Stock.

(2)	Includes options to purchase 240,000 shares of Company Common Stock.

(3)	Includes options to purchase 240,000 shares of Company Common Stock and 10,000 shares of Company Common Stock held by another entity for which Mr. Greenwald has a beneficial ownership interest.

(4)	Includes options to purchase 240,000 shares of Company Common Stock.

(5)	Represents options to purchase 449,885 shares of Company Common Stock.

(6)	Includes warrants to purchase 4,550,496 shares of Company Common Stock and 2,087,421 shares of Company Common Stock held by other entities for which Golden Properties Ltd. has shared voting and investment power.

(7)	Includes warrants to purchase 2,540,000 shares of Company Common Stock.

 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

As of October 29, 2018, there were 504,872,558 shares of Common Stock issued and outstanding. Each holder of Common Stock is entitled to one vote per share.

The Majority Stockholders, as stockholders holding in the aggregate 399,142,419 shares of Common Stock, or 79.1% of the voting power of our outstanding shares of Common Stock, have approved the Corporate Actions by written consent dated October 30, 2018.

VOTING PROCEDURES

Pursuant to the NRS and our Articles of Incorporation, the affirmative vote of the holders of a majority of our outstanding Common Stock is sufficient to amend our Articles of Incorporation, which vote was obtained by the written consent of the Majority Stockholders as described herein. As a result, the amendment to our Articles of Incorporation has been approved and no further votes will be needed.

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

The Corporate Actions were approved by the Majority Stockholders and a disinterested Board. We are not aware of any substantial interest, direct or indirect, by stockholders or otherwise, that is in opposition to the Corporate Actions taken.

PROPOSALS BY SECURITY HOLDERS

No security holder has asked the Company to include any proposal in this Information Statement.

NO DISSENTER’S RIGHT OF APPRAISAL

Under the NRS, stockholders are not entitled to appraisal rights with respect to the Corporate Actions, and we will not provide our stockholders with such rights.

WHERE YOU CAN OBTAIN ADDITIONAL INFORMATION

The Company is subject to the informational requirements of the Exchange Act, and in accordance therewith files reports, proxy statements and other information including annual and quarterly reports on Forms 10-K and 10-Q with the SEC. Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained at the SEC at 100 F Street NW, Washington, D.C. 20549. Copies of such material can be obtained upon written request addressed to the SEC, Public Reference Section, 100 F Street NW, Washington D.C. 20549, at prescribed rates. The SEC maintains a website (http://www.sec.gov) that contains the filings of issuers that file electronically with the SEC through the EDGAR system. Copies of such filings may also be obtained by writing to the Company at Abtech Holdings, Inc., 4110 N. Scottsdale Road, Suite 235, Scottsdale, Arizona, 85251.

STOCKHOLDERS SHARING AN ADDRESS

Unless we have received contrary instructions from a stockholder, we are delivering only one Information Statement to multiple stockholders sharing an address. We will, upon request, promptly deliver a separate copy of this Information Statement to a stockholder who shares an address with another stockholder. A stockholder who wishes to receive a separate copy of the Information Statement may make such a request in writing to the Company at Abtech Holdings, Inc., 4110 N. Scottsdale Road, Suite 235, Scottsdale, Arizona, 85251, or by calling (480) 874-4000.

By order of the Board of Directors,
/s/ Glenn R. Rink
Glenn R. Rink
President, Chief Executive Officer and Director
November ___, 2018